Exhibit 10.5

CONSENT AGREEMENT

This CONSENT AGREEMENT (“Consent”) is made by and between TPC Group Inc. (the “Company”) and the undersigned individual (“Grantee”), effective as of the date this Consent is fully executed as indicated below.

WHEREAS, effective May 24, 2010, the Company awarded to Grantee an award of units representing shares of Company common stock pursuant to a Performance Share Award Agreement under the Company’s 2009 Long-Term Incentive Plan (the “Performance Award”); and

WHEREAS, pursuant to the terms of the Performance Award, the number of units earned will be determined based on the achievement of the “Performance Goal” specified in Exhibit A of the Performance Award; and

WHEREAS, the Company and Grantee wish to enter into this Consent in order to clarify the calculation of the Performance Goals and amend the Performance Award;

NOW, THEREFORE, the parties hereto agree as follows:

1. Exhibit A of the Performance Award is hereby amended in its entirety and replaced with a new “Exhibit A” as attached to this Consent.

2. In all other respects, the Performance Award shall remain unchanged and in full force and effect.

TPC GROUP INC.		GRANTEE

By:	/s/ Michael T. McDonnell	/s/ Luis E. Batiz
	Michael T. McDonnell	Luis E. Batiz
President and Chief Executive Officer

Date:	May 23, 2011	Date:	May 23, 2011

Exhibit A

Performance Goal

1.	Performance Goal. The Performance Goal with respect to the January 1, 2010 through December 31, 2012 Performance Period is Return on Invested Capital for calendar years 2010, 2011 and 2012. Average “Return on Invested Capital” or “ROIC” for each calendar year will be calculated by the Company as follows:

[(Earnings Before Interest and Taxes)*(1-Marginal Tax Rate)] divided by the quarterly average of [Shareholders’ Equity + (Long Term Debt - Cash)]

2.	Calculation of Performance Shares Earned. Based on the level of achievement of ROIC, the following chart indicates the percentage of the target Performance Shares specified in the Performance Share Award which will become vested:

	Threshold Performance	Target Performance	Maximum Performance

Average ROIC for calendar years during the Performance Period	9%	10%	11%

Percentage of Target Performance Shares Becoming Vested	50%	100%	200%

The percentage of target Performance Shares becoming vested between Threshold Performance and Target Performance, or between Target Performance and Maximum Performance, shall be determined by linear interpolation between the values listed in the chart above. For purposes of clarity, if the Threshold Performance condition is not satisfied, the percentage of target Performance Shares becoming vested shall be 0%.